   As filed with the Securities and Exchange Commission on May 13, 1998
                                                      Registration No. 33-84392
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   84-1158484
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

           17301 WEST COLFAX AVENUE, SUITE 170, GOLDEN, COLORADO 80401
                            TELEPHONE: (303) 216-0908
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The Registrant hereby files this post-effective amendment to its Registration Statement on Form S-3 (File No. 33-84392) filed September 27, 1994 for the purpose of deregistering all securities set forth therein (none of which were exercised or sold) for the following reasons:

         1. All Class A and Class B Warrants expired "out of the money" and unexercised, hence none of the underlying shares of Common Stock were issued; and

         2. Warrants issued to the Representatives in connection with the Registrant's May 13,1993 initial public offering were exercised on May 12, 1998. The Registrant has prepared and will file a new Registration Statement on Form S-3 to provide a re-offer prospectus on behalf of such Representatives and their assignees.






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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 12th day of May, 1998.

                                               BLACK HAWK GAMING & DEVELOPMENT
                                               COMPANY, INC.


                                               By: /s/ Stephen R. Roark
                                                   ---------------------------
                                                   Stephen R. Roark, President

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                           Title                        Date
     ---------                           -----                        ----
By: /s/ Jeffrey P. Jacobs       Chairman of the Board and         May 12, 1998
    -------------------------   Chief Executive Officer
        Jeffrey P. Jacobs


By: /s/ Stephen R. Roark        President and Chief Financial     May 12, 1998
    -------------------------   and Accounting Officer and a
        Stephen R. Roark        Director


By: /s/ Frank B. Day            Director                          May 12, 1998
    -------------------------
        Frank B. Day


By: /s/ J. Patrick McDuff       Director                          May 12, 1998
    -------------------------
       J. Patrick McDuff


By: /s/ Robert H. Hughes        Director                          May 12, 1998
    -------------------------
        Robert H. Hughes


By: /s/ Martin S. Winick        Director                          May 12, 1998
    -------------------------
        Martin S. Winick


By: /s/ Timothy Knudsen         Director                          May 12, 1998
    -------------------------
        Timothy Knudsen




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